SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities

                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|


Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material pursuant to Rule 14a-12

                         AMERICAN RETIREMENT CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                       N/A

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


|X|   No fee required.


|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction: (5) Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
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


                         AMERICAN RETIREMENT CORPORATION
                          111 Westwood Place, Suite 200
                           Brentwood, Tennessee 37027

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2006


As a shareholder of American Retirement Corporation, you are hereby given notice of and invited to attend in person or by proxy the annual meeting of shareholders of the Company to be held at the Embassy Suites Hotel Nashville South, 820 Crescent Centre Drive, Franklin, Tennessee, on Wednesday, May 17, 2006, at 11:00 a.m., central time, for the following purposes:

      1. to elect three Class III directors to serve for a term of three years;

      2. to consider and approve the American Retirement Corporation 2006 Stock Incentive Plan; and

      3. to transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 29, 2006 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

You can ensure that your shares of common stock are voted at the annual meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the annual meeting and vote in person. Whether or not you plan to attend, we urge you to sign and date the enclosed proxy and return it promptly in the envelope provided.


                                             By Order of the Board of Directors,

                                             /s/ George T. Hicks
                                             -------------------
                                             George T. Hicks
                                             Secretary

Brentwood, Tennessee
April 17, 2006

                         AMERICAN RETIREMENT CORPORATION
                          111 WESTWOOD PLACE, SUITE 200
                           BRENTWOOD, TENNESSEE 37027

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2006

This proxy statement contains information related to the annual meeting of shareholders of American Retirement Corporation (the "Company") to be held at the date, time, and place and for the purposes set forth in the accompanying notice of annual meeting of shareholders, and at any adjournment or postponement thereof. This proxy statement and the enclosed proxy are first being sent to shareholders on or about April 17, 2006.

At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of three Class III directors and the consideration of a proposal to approve the American Retirement Corporation 2006 Stock Incentive Plan (the "2006 Plan"). Shareholders of record on the record date, March 29, 2006, are entitled to notice of and to vote at the annual meeting. Each shareholder is entitled to one vote for each share of common stock held on the record date.

The presence at the meeting, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum to transact business at the annual meeting. As of the record date, 35,289,354 shares of the Company's common stock were outstanding. Proxies received but marked as abstentions will be counted as present for purposes of determining a quorum on all matters. Broker non-votes will be counted as present for purposes of determining a quorum on all matters presently known to be brought to a vote at the annual meeting, except for the proposal to approve the 2006 Plan. Broker non-votes will not be counted as present for purposes of determining a quorum to consider the proposal to approve the 2006 Plan. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter.

Shares of common stock represented by a proxy properly signed and received at or prior to the annual meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed, and returned without specifying choices, the shares will be voted as recommended by the Company's Board of Directors. A shareholder who signs and returns a proxy may revoke it at any time before it is voted by attending the annual meeting and electing to vote in person, by notifying the secretary of the Company in writing, or by duly executing a proxy bearing a later date. Shareholders whose shares of common stock are held in street name who wish to attend the meeting and vote in person will need to obtain a proxy form from the institution that holds their shares.

The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of directors. Abstentions and broker non-votes will not be counted as votes for or against any director nominee. The proposal to approve the 2006 Plan will be approved if the number of shares of common stock voted in favor of the proposal exceeds the number of shares of common stock voted against it. Pursuant to the rules of the New York Stock Exchange, abstentions will have the effect of a vote against the proposal to approve the 2006 Plan. Broker non-votes will not be counted as votes for or against the proposal to approve the 2006 Plan. Any other matters that may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by the holders of common stock represented and entitled to vote at the annual meeting, and abstentions and non-votes will have no effect on the outcome of the vote.

The Board of Directors knows of no other matters that are to be brought to a vote at the annual meeting. If any other matter, properly presented consistent with the Company's bylaws, does come before the annual meeting, the persons appointed in the proxy or their substitutes will vote in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in their best judgment.

                              CORPORATE GOVERNANCE

General

The Company believes that effective corporate governance is critical to the Company's long-term health and ability to create value for the shareholders. During the past year, the Company has continued to review its corporate governance policies and practices and to compare them against "best practice" proposals and the practices of other public companies. The Company has also continued to review the provisions of the Sarbanes-Oxley Act of 2002, new and proposed rules of the Securities and Exchange Commission, or the SEC, and the corporate governance rules of the New York Stock Exchange, or the NYSE. The Company continues to monitor emerging developments in corporate governance and enhance its policies and procedures when required or when the Board determines that it would benefit the Company and its shareholders.

The responsibilities of the Board and the committees of the Board are described below, along with other corporate governance-related disclosures. The Company's Corporate Governance Guidelines, Code of Business Conduct and Ethics and current committee charters are available on the "Investors Welcome" section of the Company's website, www.arclp.com, or in print by request to the following address: American Retirement Corporation, Attention: Secretary, 111 Westwood Place, Suite 200, Brentwood, Tennessee 37027.

Board and Committee Composition

The chart below shows the current composition of the Board of Directors and each of the committees of the Board. Biographical information for the directors is provided elsewhere in this Proxy Statement under the caption "Proposal 1 - Election of Directors." John A. Morris, Jr., M.D. has notified the Company that he will not stand for re-election at the annual meeting; however, Dr. Morris will continue in his position as a member of the Board of Directors and the Executive and Quality Assurance Committees until the date of the annual meeting.


                                                                    Nominating and
                                                                      Corporate       Quality
                             Audit      Compensation   Executive     Governance      Assurance
            Name           Committee     Committee     Committee      Committee      Committee
            ----           ---------     ---------     ---------     -----------     ---------
Frank M. Bumstead                                         Chair         Member
Donald D. Davis                              Chair
John C. McCauley                            Member                                      Chair
John A. Morris, Jr., M.D.                                Member                        Member
Daniel K. O'Connell                         Member
J. Edward Pearson            Member
James R. Seward                                                         Member
W.E. Sheriff                                             Member
Nadine C. Smith              Member         Member                       Chair
Lawrence J. Stuesser          Chair

Director Independence

The Board of Directors has determined that each of the following directors is an "independent director" under applicable NYSE rules.

                                Frank M. Bumstead
                                 Donald D. Davis
                                John C. McCauley
                               Daniel K. O'Connell
                                J. Edward Pearson
                                 James R. Seward
                                 Nadine C. Smith
                              Lawrence J. Stuesser

Director Candidates

The Nominating and Corporate Governance Committee considers candidates for board membership suggested by its members and other board members, as well as management and shareholders in accordance with the terms of the Company's Director Nominations Policy, a copy of which is attached to this proxy statement as Appendix A and is available on the "Investors Welcome" section of the Company's website at www.arclp.com. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Secretary in writing, in compliance with the notice, timing and other requirements provided for in the Bylaws. There are no differences in the manner in which the Committee evaluates prospective nominees based on whether the nominee is recommended by a shareholder.

The Committee does not have specific minimum qualifications for prospective nominees, except that each nominee must have professional integrity, sound judgment and sufficient time available to devote to Board activities.

After the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee decides whether to conduct a full evaluation of the candidate. The initial determination is based on the initial information provided to the Committee, the Committee's own knowledge of the candidate, and any information received from inquiries by the Committee or others. The Committee also considers the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy a full evaluation.

If the Committee determines that additional consideration is warranted, it may request additional information about the prospective nominee's background and experience. The Committee then evaluates the prospective nominee in depth, including an evaluation of the prospective nominee's general understanding of the elements relevant to the success of a publicly-traded company in today's business environment and the Company's business, together with an analysis of the prospective nominee's skills, educational and professional background, experience and other personal characteristics. The Committee also considers any other factors it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for audit committee or other specialized expertise, the need for diversity and the qualifications of other prospective nominees. The Committee then determines whether an interview(s) is warranted. If so, one or more members of the Committee, and other members of the Board of Directors as appropriate, interview the prospective nominee. After completing the evaluation and interviews, the Committee determines whether or not to recommend the prospective nominee to the full Board, and the Board, after considering the recommendation and report of the Committee, decides whether to appoint and/or nominate the candidate.

Board of Directors Meetings and Committees

The Board of Directors is responsible for establishing broad corporate policies and reviewing the overall performance of the Company rather than day-to-day operations. In fulfilling its duties, the Board is guided primarily by the Bylaws and the charters of the board committees. The Board's primary responsibility is to oversee the Company's management and, in so doing, serve the best interests of the Company and the shareholders. The Board selects, evaluates, and provides for the succession of the executive officers. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on the Company. Management keeps directors informed of the Company's activities through regular written reports and presentations at Board and committee meetings.

Mr. Sheriff is the only director who is currently an employee of the Company. The non-management directors meet at regularly scheduled executive sessions (i.e., with no members of management present). Executive sessions of the non-management directors are chaired by Mr. Bumstead, the Company's Lead Director. During 2005, the non-management directors held five meetings in executive session. The independent directors (i.e., directors other than Mr. Sheriff and Dr. Morris) also held one meeting during 2005.

The Board of Directors holds regular quarterly meetings and meets on other occasions when required by special circumstances. The Board of Directors met six times during 2005. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he or she served.

The Board has standing Audit, Compensation, Executive, Nominating and Corporate Governance, and Quality Assurance Committees. Each of the committees operates pursuant to a written charter that has been approved by the Board, which it reviews at least annually. A copy of each committee charter is available on the "Investors Welcome" section of the Company's website at www.arclp.com.

The Board and each committee annually conducts a self-evaluation of whether the Board and each such committee are functioning effectively.

The Audit, Compensation, and Nominating and Corporate Governance Committees are composed entirely of independent directors.

Audit Committee

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Audit Committee consists of Messrs. Stuesser and Pearson and Ms. Smith, with Mr. Stuesser serving as its Chair. The Board has determined that each member of the Audit Committee is an "independent director" and "financially literate" under applicable SEC and NYSE rules. The Board has determined that Mr. Stuesser qualifies as an "audit committee financial expert" as defined under rules adopted by the SEC and is "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Audit Committee has the following responsibilities, among others:

      o oversees the Company's financial controls, accounting policies and reporting processes;
      o appoints and oversees the Company's registered public accounting firm;
      o     monitors the audit of the Company's financial statements;
      o     reviews the Company's annual and interim financial statements;
      o     reviews the Company's policies with respect to risk assessment; and
      o     oversees corporate compliance activities of the Company.

The Audit Committee held nine meetings in 2005.

Compensation Committee

The Compensation Committee consists of Messrs. Davis, McCauley and O'Connell and Ms. Smith, with Mr. Davis serving as its Chair. The Board has determined that each member is an "independent director" under applicable NYSE rules. The Compensation Committee determines compensation, including awards under the current equity incentive plans, for the executive officers. The Compensation Committee has the following responsibilities, among others:

      o approves compensation and performance criteria for compensation programs with respect to executive officers;
      o advises management regarding benefits and other terms and conditions of compensation; and
      o administers the Company's stock incentive, stock purchase, 401(k), deferred compensation and other executive compensation plans.

The Compensation Committee met frequently in 2005 on an informal basis and held six formal meetings during the year.

Executive Committee

The Executive Committee consists of Messrs. Bumstead and Sheriff and Dr. Morris, with Mr. Bumstead serving as its Chair. When necessary, the Executive Committee exercises the power and authority of the full Board of Directors between meetings of the Board, except the power to authorize any matter prohibited by the Tennessee Business Corporation Act. The Executive Committee also reviews and evaluates certain transactions or special projects as requested by the Board of Directors and brings recommendations to the Board. The Executive Committee met frequently in 2005 on an informal basis and held two formal meetings during the year.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Bumstead and Seward and Ms. Smith, with Ms. Smith serving as its Chair. The Board has determined that each member is an "independent director" under applicable NYSE rules. The Nominating and Corporate Governance Committee is responsible for, among other things, developing and implementing policies and practices relating to corporate governance. The Nominating and Corporate Governance Committee also develops and reviews background information for director candidates, including those recommended by shareholders, and makes recommendations to the Board regarding such candidates. Additional information regarding this committee's activities is provided above under the heading "Director Candidates." The Nominating and Corporate Governance Committee held four meetings in 2005.

Quality Assurance Committee

The Quality Assurance Committee consists of Mr. McCauley and Dr. Morris, with Mr. McCauley serving as its Chair. The Quality Assurance Committee assists, and makes recommendations to, the Board of Directors with respect to its oversight responsibilities regarding the following matters:

      o     the liability risks inherent in the Company's operating activities;
      o the Company's liability risk management program, policies and procedures, and its insurance programs;
      o     the Company's quality assurance program, policies and procedures;
            and
      o the Company's compliance with legal and regulatory requirements relating to its operating activities.

The Quality Assurance Committee held four meetings in 2005.

Lead Director

The Board of Directors has designated Mr. Bumstead to serve as the Company's Lead Director. The Lead Director has the following duties:

      o assists the chief executive officer by serving in a counseling or sounding board role;
      o serves as liaison or conduit between the Board of Directors and the chief executive officer and management team;
      o enhances communications between the Board of Directors and the Company's senior management by developing a process for regular one-on-one communication with the Company's senior management team;
      o enhances communications between the Company's independent Board members;
      o     increases director awareness, involvement and participation;
      o     schedules and presides over meetings of independent directors;
      o coordinates and assists in the preparation of agendas for Board meetings;
      o assists in succession planning, and the recruitment and mentoring of new Board members;
      o communicates to the chief executive officer the Board of Director's annual evaluation of the chief executive officer;
      o periodically reviews and assesses the Board of Director's committee structure and committee assignments; and
      o coordinates and facilitates annual self-evaluations and performance reviews of independent board members.

Director Compensation

Directors who are employees of the Company do not receive additional compensation for serving as directors of the Company. Prior to January 1, 2006, on the date of each annual meeting of shareholders, each non-employee director received an annual retainer of $16,000 payable in quarterly installments. Non-employee directors were also entitled to a fee of $1,000 for each board meeting attended. Directors who served as Lead Director or as chair of the Audit Committee or the Compensation Committee were entitled to an additional annual retainer of $4,000. In addition, a director who served as the chair of the Quality Assurance Committee was entitled to an additional retainer of $1,000. Each member of the Audit Committee received $1,000 for each committee meeting attended. Each member of the Compensation, Executive, Nominating and Corporate Governance, and Quality Assurance Committees received $500 for each committee meeting attended.

Effective as of January 1, 2006, each non-employee member of the Board of Directors will receive a base annual cash retainer of $34,000, to be paid in quarterly installments. Each non-employee director is expected to serve as a member of at least one committee. Each non-employee member of the Board of Directors will also be entitled to receive an annual cash retainer for service on each committee of the Board of Directors. Those members serving on the Executive Committee or Audit Committee will receive an annual committee retainer of $12,000. Those members serving on the Compensation Committee, Nominating and Corporate Governance Committee or Quality Assurance Committee will receive an annual committee retainer of $6,000. The chairs of the Executive Committee and Audit Committee will receive an additional annual cash retainer of $6,000 and the chairs of the Compensation Committee, Nominating and Corporate Governance Committee and Quality Assurance Committee will receive an additional annual cash retainer of $3,000. Effective as of January 1, 2006, members of the Board of Directors will no longer be entitled to receive fees for attending or participating telephonically in board and committee meetings.

All directors are entitled to reimbursement for their actual out-of-pocket expenses incurred in connection with attending meetings.

In addition to cash compensation, prior to the 2006 annual meeting, non-employee directors received options to purchase shares of common stock pursuant to the Company's 1997 Stock Incentive Plan ("1997 Plan"). On the date of each annual meeting of the shareholders of the Company, each non-employee director who would continue as a director following such meeting automatically received an option to purchase 3,000 shares of common stock. Such options vest with respect to all 3,000 shares on the date of the next annual meeting of shareholders. All options automatically granted to a non-employee director enable the optionee to purchase shares of common stock at the fair market value of the common stock on the date of grant. The terms of the options are ten years from the date of grant. The exercise price may be paid in cash, shares of common stock previously owned by the director, or a combination thereof. The Board of Directors has the discretion to reduce, but not increase, the number of shares awardable to non-employee directors.

Beginning with the 2006 annual meeting, non-employee directors will receive options to purchase shares of common stock pursuant to the 2006 Plan, provided that it is approved by the Company's shareholders at the annual meeting. Pursuant to the terms of the 2006 Plan, the Board has discretion over the number of options to grant to each non-employee director. As of the date of the 2006 annual meeting, each non-employee director continuing as a director following such meeting will receive an option to purchase a number of shares of common stock having a fair value equal to the sum of the base annual cash retainer ($34,000 for 2006) and one base annual committee retainer ($6,000 for 2006). The number of shares will be determined each year using the Black-Scholes valuation methodology. Such options will vest with respect to all shares on the date of the next annual meeting of shareholders. All options granted to a non-employee director will enable the optionee to purchase shares of common stock at the fair market value of the common stock on the date of grant. The terms of the options will be ten years from the date of grant. The exercise price may be paid in cash, shares of common stock previously owned by the director, or any combination thereof.

In March 2006, the Board of Directors amended the Company's Deferred Compensation Plan to permit non-employee directors to defer all or a portion of their cash compensation. Under this plan, non-employee directors may, from time to time, voluntarily elect to defer portions of their compensation for a minimum of five years or until a separation of service (as defined in the plan). Amounts deferred by each director under this plan are accrued but unfunded by the Company and accrue interest at the prime rate plus one percent per annum, but not less than six percent per annum or greater than ten percent per annum. The deferred compensation under this plan is an unsecured obligation of the Company.

The Company has also adopted, subject to shareholder approval of the 2006 Plan, a deferred compensation plan for its independent directors under the 2006 Plan. Under this plan, the Company's non-employee directors may elect to defer up to 100% of their annual retainer and receive a return payable in shares of the Company's common stock on the deferred funds as if the funds were invested in the Company's common stock. Plan participants must irrevocably elect to receive the deferred amounts either in a lump sum or in annual installments provided that the payment period shall not exceed five years following the participant's termination of service as a director. A participant will begin receiving distributions as soon as reasonably practicable following the participant's termination of service as a director. The deferred compensation under this plan is an unsecured obligation of the Company.

Minimum Stock Ownership for Directors

During 2005, the Company adopted minimum stock ownership guidelines for its directors. The Company's directors are expected to own Company stock with a market value equal to at least three times the base annual cash retainer ($34,000 for 2006), including one base committee retainer ($6,000 for 2006). The minimum ownership requirement will adjust as the annual cash and committee retainers adjust each year. Directors have a three-year period to achieve this ownership requirement. Any Company stock purchased by a director (or his or her spouse), stock options exercised and held by the director, any compensation deferred through the deferred compensation plan and 50% of a director's stock options which are vested, but not exercised, will be included to determine a director's compliance with this standard.

Code of Ethics for Senior Executive and Financial Officers

The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place.

Under the Sarbanes-Oxley Act of 2002 and the SEC's related rules, the Company is required to disclose whether it has adopted a code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company's chief executive officer and senior financial officers are bound by the Company's Code of Ethics for Senior Executive and Financial Officers. A copy of the Company's Code of Ethics for Senior Executive and Financial Officers can be obtained from the "Investors Welcome" section of the Company's website at www.arclp.com. The Company intends to disclose any amendments to, or waivers from, the Code of Ethics for Senior Executive and Financial Officers in accordance with the rules and regulations of the SEC and the NYSE. If such disclosure is made on the Company's website it will be located in the "Investors Welcome" section of the Company's website at www.arclp.com.

Communications with Members of the Board

The Company's Board of Directors has established procedures for the Company's shareholders and other interested parties to communicate with members of the Board of Directors. Shareholders and other interested parties who wish to communicate with the Board of Directors, with a particular director (including the Lead Director) or with the non-management directors as a group may send a letter to the Secretary of the Company at 111 Westwood Place, Suite 200, Brentwood, Tennessee 37027. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder/Interested Party-Board Communication." All such letters must clearly state whether the intended recipients are all members of the Board, just certain specified individual directors, or just the non-management directors as a group. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Board Member Attendance at Annual Meeting

The Company's Board of Directors has established a policy whereby directors are strongly encouraged to attend the Company's meetings of shareholders. All of the Company's directors, except Mr. Bumstead, attended the 2005 Annual Meeting of Shareholders.

Minimum Stock Ownership for Officers

During 2005, the Company revised its minimum stock ownership guidelines for its officers. The Company's chief executive officer is expected to own Company stock with a market value equal to at least four times his base annual salary. The Company's chief operating officer and chief financial officer are expected to own Company stock with a market value equal to at least three times their respective base annual salaries. The Company's executive vice presidents are expected to own Company stock with a market value equal to at least two times their respective base annual salaries. All other officers are expected to own Company stock with a market value equal to at least the amounts of their respective base annual salaries. Officers have a three-year period to achieve this ownership requirement. Neither stock options or unvested restricted stock apply to satisfy these requirements.

                        PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes, each class to be as nearly equal in number as possible. At each annual meeting of shareholders, directors comprising one class are elected for a three-year term. The current Board of Directors is comprised of ten members. John A. Morris, Jr., M.D. has notified the Company that he will not stand for re-election at the annual meeting. Accordingly, the Board of Directors has decided to reduce the number of directors to nine members effective as of the date of the annual meeting. The terms of the three Class III directors will expire at the 2006 annual meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated John C. McCauley, James R. Seward and W.E. Sheriff, all of whom are currently serving as directors of the Company, to be reelected as Class III directors to serve until the annual meeting of shareholders in 2009 and until their successors are duly elected and qualified. Mr. Seward was appointed by the Board of Directors as a Class I director to fill a vacancy on the Board of Directors during 2005. The terms of the Class I and Class II directors will expire at the annual meetings in 2007 and 2008, respectively.

Each of the nominees has consented to serve, if elected. If any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Certain information with respect to the nominees for election as Class III directors and with respect to the Class I and Class II directors (who are not being elected at the annual meeting) is set forth below. No information is set forth regarding Dr. Morris, as he will not be standing for re-election at the annual meeting.

The Board of Directors recommends that the shareholders vote "FOR" all of the director nominees.


Name                         Age                     Principal Occupation/Directorships                     Director Since
----                         ---                     ----------------------------------                     --------------

Director Nominees
-----------------

Class III Directors
(Terms Expire 2009)
John C. McCauley              57    Since August 2004, Mr. McCauley has served as the Assistant Vice             2003
                                    Chancellor - Risk and Insurance Management for Vanderbilt University.
                                    From March 1996 until August 2004, Mr. McCauley was the Executive
                                    Director of Risk and Insurance Management for Vanderbilt University.
                                    From September 1987 to February 1996, Mr. McCauley was Senior
                                    Executive Director of Risk Management/Claims Counsel at Charter
                                    Medical Corporation. Previously, Mr. McCauley served as Director of
                                    Risk Management for NKC Inc. (Norton Healthcare) and Corporate Claims
                                    Manager for Humana, Inc. Mr. McCauley is licensed to practice law in
                                    Tennessee and Kentucky.
James R. Seward               53    Since 2000, Mr. Seward has been a private investor consultant.               2005
                                    Previously, Mr. Seward was Chief Executive Officer and President of
                                    SLH Corporation and Chief Financial Officer of Seafield Capital
                                    Corporation, both of which were publicly-traded investment holding companies.  Mr. Seward, a Chartered Financial Analyst, currently serves on the board of directors of Syntroleum Corporation, a natural gas and oil processor ("Syntroleum"), and is Chairman of Trustees of
                                    Tamarack Funds, a registered investment company.


W.E. Sheriff                  63    Mr. Sheriff has served as chairman and chief executive officer of the        1997
                                    Company and its predecessors since April 1984 and as president since
                                    November 2003.  Mr. Sheriff also serves on the boards of various educational and charitable organizations and in varying capacities with several trade organizations.
Continuing Directors
Class I Directors
(Terms Expire 2007)
Donald D. Davis               67    Mr. Davis is currently an adjunct and part-time faculty member at the        2004
                                    Marriott School at Brigham Young University. Until his retirement in
                                    1998, Mr. Davis served as Executive Vice President, Human Resources for CSX Corporation for 12 years. From 1977 to 1986, Mr. Davis was the Senior Vice President, Human Resources for Wilson Foods. Prior to
                                    1977, Mr. Davis worked for Ryder System, Inc. and for Mobil Oil in various Human Resource positions.  In addition, Mr. Davis currently serves on various councils and boards of several organizations.
Daniel K. O'Connell           77    Mr. O'Connell has served as a director of the Company since its              1997
                                    inception and as a director of various of the Company's predecessors since 1985.  Until his retirement in 1991, Mr. O'Connell worked for
                                    Ryder System, Inc. for 27 years in various capacities, including legal counsel and chief financial officer.
Lawrence J. Stuesser          64    Since June 1999, Mr. Stuesser has been a private investor.  From July        1997
                                    1993 to May 2000, Mr. Stuesser was a director of Curative Health
                                    Services, Inc., a wound care services company.  From June 1996 to May
                                    1999, Mr. Stuesser served as the president and chief executive officer and a director of Computer People, Inc., an information technology professional services and staffing company that was a subsidiary of Delphi Group PLC, of which Mr. Stuesser also served as a director.  From July 1993 to May 1996, Mr. Stuesser was a private investor and independent business consultant.  From January 1991 to
                                    July 1993, Mr. Stuesser was chairman and chief executive officer of
                                    Kimberly Quality Care, Inc., a home health care services company.
                                    Mr. Stuesser is also a director of IntegraMed America, Inc., a company providing products and services in the infertility industry.
                                    Early in his career, Mr. Stuesser qualified as a certified public accountant (currently inactive) and served as an audit manager with
                                    Alexander Grant & Company, an accounting firm.
  Class II Directors
  (Terms Expire 2008)
  Frank M. Bumstead            64    Since 1989, Mr. Bumstead has been president or chairman and a                 1997
                                     principal shareholder of Flood, Bumstead, McCready & McCarthy, Inc., a business management firm that represents, among others, artists, songwriters, and producers in the music industry.  From 1993 to
                                     December 1998, Mr. Bumstead also served as the chairman and chief executive officer of FBMS Financial, Inc., an investment advisor registered under the Investment Company Act of 1940.  Mr. Bumstead is a director of Syntroleum.


J. Edward Pearson             43    Since June 2003, Mr. Pearson has served as president and chief                2003
                                    executive officer of DigiScript, a company that specializes in capturing live presentations and making them available on demand via the Internet and/or CD-ROM.  Previously, from January 1990 to June
                                    2003, Mr. Pearson was a senior executive in companies providing services to the healthcare industry, including chief executive officer of Medibuy, an internet-based healthcare exchange and supply efficiency solutions provider, chief financial officer of HIE, Inc., a systems and information integration solutions firm, chief financial officer of Criterion Health Strategies, Inc., a decision support and data warehousing solutions company, and chief financial officer of
                                    Inforum, Inc., a provider of strategic planning and decisions support solutions. Mr. Pearson is a certified public accountant (currently inactive) and was in public practice for several years. Since June
                                    2003, Mr. Pearson has served on the board of Summit American
                                    Television, Inc. In addition, Mr. Pearson currently serves on the board of several non-profit organizations.
Nadine C. Smith               48    Ms. Smith is a private investor and business consultant. From August          1997
                                    2000 to December 2001, Ms. Smith served as president and a member of the board of managers of Final Arrangements, LLC, and chief executive officer of Arrange OnLine.com. From April 2000 to August 2000, Ms.
                                    Smith was the president of Aegis Asset Management, Inc.  Prior to
                                    April 2000, Ms. Smith served as president and chief executive officer of Enidan Capital Corp., an investment company that made equity investments in public and privately held companies.  Previously, Ms.
                                    Smith was an investment banker and principal with NC Smith & Co. and
                                    The First Boston Corporation, and a management consultant with
                                    McKinsey & Co. Ms. Smith is also a director of Patterson-UTI Energy
                                    Corp.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of common stock beneficially owned by each current director (including the three nominees for director), each of the executive officers named in the Summary Compensation Table beginning on page eleven hereof, the directors and executive officers as a group, and each shareholder known to management of the Company to own beneficially more than five percent of the outstanding common stock. Unless otherwise indicated, the Company believes that the beneficial owner set forth in the table has sole voting and investment power. All information is as of March 29, 2006.

                                                                       Amount and Nature of              Percent of
                 Name of Beneficial Owner                         Beneficial Ownership (1)(2)(3)          Class %
--------------------------------------------------------------  -----------------------------------    ---------------
W.E. Sheriff                                                                 1,062,772 (4)                  3.0%
Gregory B. Richard                                                              86,027                       *
H. Todd Kaestner                                                               237,816                       *
George T. Hicks                                                                180,695                       *
Bryan D. Richardson                                                            134,967                       *
Frank M. Bumstead                                                               69,100                       *
Donald D. Davis                                                                  7,000                       *
John C. McCauley                                                                 7,200                       *
John A. Morris, Jr., M.D.                                                      285,490 (5)                   *
Daniel K. O'Connell                                                            107,000                       *
J. Edward Pearson                                                                9,000                       *
James R. Seward                                                                100,000                       *
Nadine C. Smith                                                                 58,956                       *
Lawrence J. Stuesser                                                            85,000                       *
The Southern Fiduciary Group Inc.                                            1,829,812 (6)(7)               5.2%
Mercury Real Estate Advisors LLC                                             4,554,000 (6)(8)              12.9%
FMR Corp.                                                                    4,686,502 (6)(9)              13.3%
All directors and executive officers as a group (19 persons)                 2,935,825                      8.1%

-------------------
 * Less than one percent.

(1) Pursuant to the rules of the Securities and Exchange Commission, shares subject to options held by directors and executive officers of the Company that are exercisable within 60 days of the date hereof are deemed outstanding for the purpose of computing such director's or executive officer's beneficial ownership and the beneficial ownership of all directors and executive officers as a group.
(2) Includes the following shares of common stock issuable upon the exercise of options granted pursuant to the Company's 1997 Plan that the following persons are entitled to exercise within 60 days of the date hereof: Mr. Sheriff, 251,250; Mr. Kaestner, 95,459; Mr. Hicks, 82,125; Mr. Richardson, 81,667; Ms. Smith, Dr. Morris, and Messrs. Bumstead, O'Connell, and Stuesser, 27,000; Mr. Richard, 23,188; Messrs. Davis, McCauley, and Pearson, 6,000; and directors and executive officers as a group (19 persons), 870,814.
(4) Includes 447,948 shares owned directly by Mr. Sheriff, 359,574 shares beneficially owned by a family partnership in which Mr. Sheriff is a general partner and 4,000 shares beneficially owned by Mr. Sheriff's wife.
(5) All shares are beneficially owned by partnerships owned and controlled by Dr. Morris, his brother, and other members of Dr. Morris's family.
(6) Based solely upon information set forth in a Schedule 13G or Schedule 13D filed with the Securities and Exchange Commission. (7) Address: 2325 Crestmoor Road, Suite 202, Nashville, TN 37215. The Southern Fiduciary Group, an investment advisor, reported that it has sole voting power with respect to 908,400 shares and sole dispositive power with respect to 1,829,812 shares.
(8) Address: 100 Field Point Road, Greenwich, CT 06830. Mercury, an investment advisor, reported that it has shared voting and dispositive power with respect to these shares.
(9) Address: 82 Devonshire Street, Boston, MA 02109. FMR, a parent holding company, reported that it has sole voting power with respect to 439,553 shares and sole dispositive power with respect to 4,686,502 shares.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued by the Company during 2003, 2004 and 2005 on behalf of the Company's chief executive officer and the four other most highly-paid executive officers of the Company (collectively, the "named executive officers").


                                                                                        Long-Term
                                                    Annual Compensation            Compensation Awards
                                                 ---------------------------    --------------------------
                                                                                 Restricted   Securities
                                    Fiscal         Salary          Bonus           Stock      Underlying          All Other
  Name and Principal Positions       Year            ($)           ($)(1)        Awards ($)   Options (#)     Compensation ($)
  -----------------------------    ----------    ------------    -----------    ------------- ------------    -------------------
  W.E. Sheriff,                      2005        395,955 (2)         166,944    --            --              49,300 (3)
       Chairman, Chief Exec.         2004        340,665             505,828    446,250 (4)   --              48,314
       Officer and President         2003        271,500             101,590    --            --              49,253

  Gregory B. Richard,                2005        233,788 (5)                    --            --              9,047 (3)
       Executive Vice                2004        211,950             115,610    148,750 (4)   20,000          8,478
       President and Chief           2003        185,676             310,647    --            40,000          9,325
       Operating Officer
                                                                      63,400

  George T. Hicks,                   2005        230,000 (6)                    --            --              5,344 (3)
       Executive Vice                2004        196,287              89,228    148,750 (4)   --              3,492
       President - Finance,          2003        185,000             308,505    --            --              5,284
       Secretary and Treasurer
                                                                      78,540

  Bryan D. Richardson,               2005        230,682 (7)                    --            --              9,044 (3)
       Executive Vice                2004        195,037              88,512    148,750 (4)   80,000          8,464
       President - Finance and       2003        172,500             303,920    --            --              9,325
       Chief Financial Officer                                        73,958

  H. Todd Kaestner,                  2005        231,894              84,906    --            --              9,044 (3)
       Executive Vice                2004        196,287             301,318    148,750 (4)   20,000          8,464
       President - Corporate         2003        185,000              71,355    --            --              9,325
       Development

-----------------

(1) Each of the named executive officers received a grant of restricted stock in 2005 pursuant to a long-term incentive plan. These awards are reported under the heading "-Long-Term Incentive Plans - Awards in Last Fiscal Year."
(2) Mr. Sheriff elected to defer $48,000 of this amount pursuant to the Company's Supplemental Executive Retirement Plan.
(3) Includes insurance premiums paid by the Company for life and health insurance policies.
(4) Represents the value of shares of restricted stock issued pursuant to the Company's 1997 Plan on July 19, 2004. The shares vest ratably over a three-year period, although the vesting schedule will be accelerated in the event of a Change in Control of the Company. Persons holding shares of restricted stock are entitled to receive any dividends declared prior to the date of vesting. The shares of restricted stock issued to the named executive officers were 75,000 to Mr. Sheriff, and 25,000 to each of Messrs. Richard, Hicks, Richardson and Kaestner. The closing price of the Company's common stock on the date of grant was $5.95. The value of the aggregate number of shares of unvested restricted stock held by the named executive officers as of December 31, 2005, based upon the closing price of the Company's common stock of $25.13 at December 31, 2005, was $2,261,700 for Mr. Sheriff, $871,182 for each of Messrs. Richard and Richardson, and $795,792 for each of Messrs. Hicks and Kaestner.
(5) Mr. Richard elected to defer $11,692 of this amount pursuant to the Company's Deferred Compensation Plan.
(6) Mr. Hicks elected to defer $34,506 of this amount pursuant to the Company's Deferred Compensation Plan.
(7) Mr. Richardson elected to defer $24,000 of this amount pursuant to the Company's Deferred Compensation Plan.

Option/SAR Grants in Last Fiscal Year

No options or stock appreciation rights were granted to any of the named executive officers during 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

The following table provides information as to options exercised during 2005 and the value realized when exercised (even if stock held), the number of unexercised options held by the named executive officers at December 31, 2005 and the value of unexercised in-the-money options at such date. None of the named executive officers has held or exercised stock appreciation rights.

                                                              Number of Securities                Value of Unexercised
                                                             Underlying Unexercised                   In-The-Money
                                                                  Options at                          Options at
                              Shares                          Fiscal Year-End (#)                Fiscal Year-End ($)(1)
                           Acquired on       Value            -------------------                ----------------------
Name                       Exercise (#)   Realized ($)     Exercisable      Unexercisable      Exercisable      Unexercisable
-----------------------    ------------   ------------    ------------     --------------    --------------    ---------------
W.E. Sheriff                    --             --            251,250                 --        6,313,913                  --
Gregory B. Richard               61,814       1,504,794       16,521             26,665          415,173            670,091
George T. Hicks                      --              --       82,125                 --        2,063,801                  --
Bryan D. Richardson               5,000          71,250       81,667             53,333        2,052,292           1,340,258
H. Todd Kaestner                     --              --       88,792             13,333        2,231,343             335,058

-------------------
(1) Calculated based on the closing market price of $25.13 at December 31, 2005.

Long-Term Incentive Plans -- Awards in Last Fiscal Year

The following table provides information with respect to awards (other than stock options) granted to the named executive officers pursuant to long-term incentive plans during the fiscal year ended December 31, 2005.

                                                                           Estimated Future Payouts
                                                                                Under Non-Stock
                                                                             Price-Based Plans(#)
                           Number of
                            Shares,            Performance or         ------------------------------------
                             Units              Other Period
                            or Other          Until Maturation
         Name              Rights(1)              or Payout            Threshold   Target      Maximum
------------------------  -------------  ---------------------------- ---------------------- -------------
W.E. Sheriff                 40,000           09/22/05-3/31/08            (1)        (1)        40,000
Gregory B. Richard           18,000           09/22/05-3/31/08            (1)        (1)        18,000
George T. Hicks              15,000           09/22/05-3/31/08            (1)        (1)        15,000
Bryan D. Richardson          18,000           09/22/05-3/31/08            (1)        (1)        18,000
H. Todd Kaestner             15,000           09/22/05-3/31/08            (1)        (1)        15,000

------------------------
(1) Shares of performance-based restricted stock that vest in three installments on March 31, 2006, March 31, 2007 and March 31, 2008. Vesting of the restricted shares is subject to each officer's continued employment and the Company achieving various levels of targeted growth for the fiscal years ending December 31, 2005, 2006 and 2007 in (i) same community net operating income, (ii) adjusted earnings before interest, taxes, depreciation, amortization and rent, and (iii) cash earnings. Each target is weighted equally and comprises one-third of the total performance measurement. Achieving at least 94% of a target results in 100% vesting of the restricted shares related to that target, achieving at least 90% but less than 94% of a target results in 75% vesting of the restricted shares related to that target, achieving at least 85% but less than 90% of a target results in 50% vesting of the restricted shares related to that target and achieving less than 85% of a target results in no vesting of the restricted shares related to that target. The shares of restricted stock will also become fully vested upon the occurrence of a Change in Control or Potential Change in Control of the Company (as defined in the 1997 Plan).

Equity Compensation Plans

The table below sets forth the following information as of December 31, 2005 with respect to the compensation plans (including individual compensation arrangements) under which the Company's equity securities are authorized for issuance aggregated by (i) all compensation plans previously approved by the Company's security holders and (ii) all compensation plans not previously approved by the Company's security holders:

o the number of securities to be issued upon the exercise of outstanding options; o the weighted-average exercise price of the outstanding options; and o the number of securities remaining available for future issuance under the plans.

In addition to options, warrants and rights, the Company's 1997 Plan allows awards to be made in the form of restricted stock or other forms of equity-based compensation. As of December 31, 2005, the Company had issued 696,003 shares of restricted stock, net of forfeitures, under the 1997 Plan. Such shares are not reflected in the table below.

Each of the Company's 1997 Plan and Associate Stock Purchase Plan has been approved by the Company's shareholders, and, accordingly, the Company has no compensation plans under which equity securities are authorized to be issued that have not been approved by the Company's security holders.

                                                                                             Number of securities
                                                                                           remaining available for
                                                                                            future issuance under
                              Number of securities to          Weighted-average          equity compensation plans
                              be issued upon exercise         exercise price of            (excluding securities
                              of outstanding options,       outstanding options,           reflected in the first
      Plan category             warrants and rights          warrants and rights                column) (1)
--------------------------    -------------------------    -------------------------    -----------------------------
Equity compensation
plans approved by
security holders                     1,936,586                       $6.43                       988,369 (2)

Equity compensation
plans not approved by
security holders                        ---                           ---                            ---

Total                                1,936,586                       $6.43                         988,369

(1) The number of shares available under the Company's 1997 Plan automatically increases by an amount equal to 15% of the number of shares of stock issued in each public or private offering of the Company's common stock (excluding issuances in compensatory transactions with the Company's officers, employees or consultants).
(2) During the first quarter of 2006, the Company consummated a public offering of 3,450,000 shares of the Company's common stock. Accordingly, the number of shares available for future issuance under the Company's 1997 Plan was automatically increased. As of March 29, 2006, 1,019,857 shares remained available for future issuance under the Company's equity compensation plans.

No Employment Agreements

The Company does not have employment agreements with any of its executive officers, including the named executive officers.

Amended and Restated Executive Change in Control Severance Benefits Plan

In March 2006, the Compensation Committee of the Board of Directors amended and restated the Company's Executive Change in Control Severance Benefits Plan (the "Severance Plan") for certain of its officers, including each of the named executive officers. Under the terms of the Severance Plan, those members of the Company's senior management holding the titles of Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer, Executive Vice President, Senior Vice President or Vice President will be entitled to severance benefits if they are terminated within 18 months following a Change in Control (as defined in the Severance Plan) of the Company, but only if such termination is (a) by the Company without Good Cause, or (b) by the officer for Good Reason (as such capitalized terms are defined in the Severance
Plan). The Severance Plan may be amended or terminated by the Board of Directors at any time prior to a Change in Control.

For those eligible named executive officers, the severance benefits payable upon termination following a Change in Control shall be calculated as follows:

      o if, immediately prior to the Change in Control, the eligible officer held the title of Chairman of the Board, Chief Executive Officer or President, he or she shall be entitled to an amount equal to the product of three times the sum of (x) such officer's annual base salary (as in effect for the calendar year during which the Change in Control occurs) and (y) seventy-five percent (75%) of the maximum bonus which the Committee determined such officer could have earned (regardless of the amount actually earned) for the year in which the Change in Control occurred (such amount, a "Bonus Amount");

      o if, immediately prior to the Change in Control, the eligible officer held the title of Chief Operating Officer or Chief Financial Officer, he or she shall be entitled to an amount equal to the product of two times the sum of (x) such officer's annual base salary (as in effect for the calendar year during which the Change in Control occurs) and (y) the officer's Bonus Amount;

      o if, immediately prior to the Change in Control, the eligible officer held the title of Executive Vice President, he or she shall be entitled to an amount equal to the product of one and a half times the sum of (x) such officer's annual base salary (as in effect for the calendar year during which the Change in Control occurs) and (y) the officer's Bonus Amount;

      o if, immediately prior to the Change in Control, the eligible officer held the title of Senior Vice President, he or she shall be entitled to an amount equal to the sum of (x) the eligible officer's annual base salary (as in effect for the calendar year during which the Change in Control occurs) and (y) the officer's Bonus Amount; or

      o if, immediately prior to the Change in Control, the eligible officer held the title of Vice President, an amount equal to one-half the sum of (x) the eligible officer's annual base salary (as in effect for the calendar year during which the Change in Control occurs) and
            (y) the officer's Bonus Amount.

Subject to compliance with Section 409A of the Internal Revenue Code, as amended (the "Code"), the severance benefits described above are payable on a bi-monthly basis over a period of years equal to the multiplier set forth above for such officer.

In addition to the severance payments described above, upon a qualifying termination of employment, each eligible officer shall also be entitled to receive the following payments, if applicable: (i) the amount of all legal fees and expenses incurred by the eligible officer in successfully seeking to enforce any right or benefit provided by the Severance Plan; (ii) an amount sufficient to reimburse the officer for the premium paid by such officer for continued coverage for the officer (and covered dependents) under the Company's healthcare plan pursuant to Consolidated Omnibus Budget Reconciliation Act of 1986 (subject to certain limitations and conditions, all as set forth in the Severance Plan); and (iii) expenses to cover certain employment placement services. In addition, in the event that the aggregate payments or benefits to be made to the eligible officer under the Severance Plan, together with any other payments or benefits received or to be received by the eligible officer in connection with a Change in Control (collectively, "Total Change in Control Payments") would exceed 110% of the maximum amount permitted under Section 280G of the Code to be received without incurring an excise tax under Section 4999 of the Code ("Section 280G

Maximum"), then the amounts payable under the Severance Plan shall be increased by an amount necessary to reimburse the eligible officer on an after-tax basis (as described in the Severance Plan) for any excise tax payable by the officer under Section 4999 of the Code. If Total Change in Control Payments do not exceed 110% of the 280G Maximum, then, at the election of the eligible officer,
(i) such payments or benefits shall be payable or provided to the eligible officer over the minimum period necessary to reduce the present value of such payments or benefits to an amount which is $1.00 less than the 280G Maximum or
(ii) the payments or benefits to be provided under the Severance Plan shall be reduced to the extent necessary to avoid incurrence of the excise tax under
Section 4999 of the Code, with the allocation of the reduction among such payments and benefits to be determined by the eligible officer.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation paid to the Company's executive officers is reviewed and approved annually by the Compensation Committee of the Board of Directors, which is composed entirely of non-employee directors that the Board has determined are "independent" under applicable NYSE rules. In addition to reviewing and approving salary and bonus arrangements for the Company's executive officers, the Compensation Committee approves long-term incentive awards for the executive officers and the other key employees of the Company and administers the stock incentive plan, associate stock purchase plan, 401(k) plan, deferred compensation plans and other compensation plans maintained by the Company.

Executive Compensation Philosophy

The primary objectives of the Company's executive compensation program are to:

      o attract, motivate, and retain the executives critical to the Company's performance and long-term success;
      o     reward executives based upon corporate and individual performance;
      o provide incentives designed to enhance future long-term and near-term performance; and
      o align the long-term interests of the Company's executive management team with those of the Company's shareholders.

The primary components of the Company's executive officer compensation program are a base salary, the potential for annual and long-term performance-based cash bonuses, and periodic grants of equity compensation. In order to achieve the objectives of the Company's executive compensation program, the Company generally intends to provide its executive officers with base salaries that are at, or slightly in excess of, the average base salaries for comparable companies. The Company intends to incent annual and long-term performance by providing additional annual and long-term incentive compensation that is earned upon achievement of specified goals and objectives. The additional incentive compensation is intended to place the Company's executive officers' total cash compensation at approximately the 75th percentile for comparable companies, if established goals and objectives are achieved.

The Compensation Committee reviews all components of the Company's executive officer compensation program annually to ensure that the compensation paid to the Company's executive officers is consistent with the Company's compensation philosophy, business strategy, corporate culture, operating performance and financial goals. The Compensation Committee also reviews the compensation policies of companies the Committee deems to be comparable to the Company to ensure that the Company's compensation policies are competitive and are consistent with its compensation philosophy. In 2005, the Compensation Committee also retained an independent consulting firm to assist the Compensation Committee in analyzing the Company's compensation programs. The Compensation Committee believes that the Company competes to attract and retain executives, not only with companies in the senior living industry, but also with companies in unrelated industries that are similar in size, scope and complexity.

Base Salaries. Base salaries for the Company's executive officers, as well as changes in those base salaries, are based upon a number of factors, including:

      o     recommendations by the Company's chief executive officer;
      o annual base salaries of similarly situated executives at companies the Committee deems to be comparable to the Company;
      o the nature of the executive officer's position, authority and responsibility;
      o the Committee's subjective determination of the executive officer's contribution to the performance of the Company;
      o     the experience of the officer; and
      o     the term of the officer's employment with the Company.

In August 2005, the Compensation Committee reviewed the base salaries for the Company's executive officers. As a result of that review, and after consideration of presentations of management and independent compensation consultants, and such other matters and information as deemed appropriate, the Compensation Committee increased the base salaries of certain of the Company's named executive officers, effective August 15, 2005, as follows:

                                                         New Base
                               Previous Base              Salary
Name                               Salary            Effective 8/15/05
----                               ------            -----------------

W. E. Sheriff                     $363,000               $450,000
Gregory B. Richard                $230,000               $240,000
George T. Hicks                   $230,000               $230,000
H. Todd Kaestner                  $230,000               $235,000
Bryan D. Richardson               $225,000               $240,000

Annual Bonus Plan. The Company maintains an annual cash bonus plan for its executive and other officers with three components (Part A, Part B and Part C), which provide for the payment of bonuses based upon each officer's satisfaction of individual performance objectives and the Company's achievement of designated financial and operating targets. Each year the Compensation Committee establishes the personal objectives for each officer, and the financial and operational targets for the Company under the plan. For 2005, the Company's financial and operating targets were predicated upon the Company's earnings before interest, taxes, depreciation, amortization and rent and occupancy levels at certain free-standing assisted living communities. For 2005, the maximum potential bonuses payable under the plan equaled 80% of each officer's base salary, with 20% obtainable under Part A, 40% under Part B, and 20% under Part
C. For 2006, the maximum potential bonuses payable under the plan range from 60% to 120% of an officer's base salary depending on his or her title. Under Part A of the plan, officers receive bonuses based upon the extent to which they satisfy their personal performance objectives. Under Part B of the plan, bonuses are dependent not only upon the satisfaction of personal performance objectives, but also upon the Company's achievement of quarterly financial and operating targets. Under Part C of the plan, bonuses are based only upon the Company's achievement of annual financial and operating targets. The Company accrues for bonuses under the annual plan as they are earned. The annual plan bonuses are actually paid to officers during the first quarter of each calendar year for amounts earned under the plan for the previous year.

Based upon the Company's 2005 results and the individual performance of each named executive officer, the Company's named executive officers received annual bonus payments under the annual plan that averaged 35.5% of their ending base salaries, representing an average of approximately one-half of the total bonus potential for those officers under the plan. In particular, the Company's named executive officers received the following amounts: Mr. Sheriff, $166,944; Mr. Richard, $115,610; Mr. Hicks, $89,228; Mr. Richardson, $88,512; and Mr. Kaestner, $84,906. The bonuses paid to the named executive officers under the annual cash bonus plan were generally consistent with the bonuses paid to the Company's other officers.

Equity Compensation. In order to align the long-term interests of the executive officers with those of shareholders, the Compensation Committee from time to time awards stock options, time-based restricted stock and/or performance-based restricted stock to the Company's executive officers. The terms of these grants, including the sizes of the grants, are determined by the Compensation Committee based upon the recommendations of the Company's chief executive officer and the Committee's subjective discretion. The Compensation Committee has reassessed the Company's compensation philosophy and, with input from management and an independent consulting firm, modified the philosophy by placing more emphasis on restricted share grants. The Compensation Committee believes that restricted share grants will more closely link executive compensation to the long-term interests of the Company's shareholders.

Awards of stock options to executive officers have been historically at then-current market prices. Awards of stock options and restricted stock have generally also been subject to periodic vesting over three years. The level of restricted stock and option grants to the Company's executive officers is determined by the Compensation Committee on a discretionary basis, rather than a formula basis. Grants of equity compensation are dependent upon a variety of factors, including relative position and authority within the Company, seniority and individual performance. In 2005, the Compensation Committee, with approval by the Board of Directors, granted 166,000 shares of performance-based restricted stock to executive officers (including 106,000 to the named executive officers). Vesting of the restricted shares are subject to each officer's continued employment and the Company achieving various levels of targeted growth for the fiscal years ending December 31, 2005, 2006 and 2007 in (i) same community net operating income, (ii) adjusted earnings before interest, taxes, depreciation, amortization and rent, and (iii) cash earnings. Each target is weighted equally and comprises one-third of the total performance measurement. Achieving at least 94% of a target results in 100% vesting of the restricted shares related to that target, achieving at least 90% but less than 94% a target results in 75% vesting of the restricted shares related to that target, achieving at least 85% but less than 97% of a target results in 50% vesting of the restricted shares related to that target and achieving less than 85% of a target results in no vesting of the restricted shares related to that target. The shares of restricted stock will also become fully vested upon the occurrence of a Change in Control or Potential Change in Control of the Company (as defined in the 1997 Plan). The Compensation Committee did not award any stock options to executive officers during 2005.

Supplemental Executive Retirement Plan (SERP). In 2004, the Company adopted a supplemental executive retirement plan that allows eligible executives to defer a portion of the compensation otherwise due them. The SERP also permits the Compensation Committee to make additional discretionary contributions for the account of eligible executives. Amounts deferred under this plan are accrued but unfunded by the Company. Participants direct the investment of the amounts deferred or credited under the SERP among several available investment funds. Generally, a participant in the SERP will be entitled to receive the amount of his or her SERP account, including the earnings thereon, upon separation of service (as defined in the SERP), except that such payment may be deferred in certain circumstances.

Currently, Mr. Sheriff is the only participant in the SERP, and he elected to defer $48,000 of his base salary during 2005. No additional amounts were credited to Mr. Sheriff's account during 2005 by the Compensation Committee. At December 31, 2005, Mr. Sheriff's account balance, including accrued earnings thereon, was $186,618.

Deferred Compensation Plan. In September 2004, the Company established a deferred compensation plan that allows a select group of management or highly compensated employees (excluding Mr. Sheriff) to defer a portion of their cash compensation. Under this plan, participants may, from time to time, voluntarily elect to defer portions of their cash compensation for a minimum of five years or until a separation of service (as defined in the plan). Amounts deferred by each participant are accrued but unfunded by the Company and accrue interest at the prime rate plus one percent per annum, but not less than six percent per annum or greater than ten percent per annum. At December 31, 2005, there were three named executive officers who participated in the deferred compensation plan and the aggregate deferred amount (including accrued interest) related to these three participants was approximately $483,300 (Mr. Richard, $166,500; Mr. Hicks, $188,100; and Mr. Richardson, $128,700).

No Perquisites. The Company's executives do not receive perquisites that are not generally available to all of the Company's employees. In particular, the Company does not own or lease a plane, purchase country club memberships, provide officers with a car allowance or use of a residence, or defray the cost of personal entertainment or family travel.

Chief Executive Officer Compensation

In establishing the compensation of W.E. Sheriff, the Company's chairman, chief executive officer and president, the Compensation Committee generally utilized the same compensation policies applicable to executive officers in general. The Compensation Committee believes that the relative difference between Mr. Sheriff's compensation and that of the other executive officers of the Company is equitable and justified based upon Mr. Sheriff's position, duties and responsibilities.

Limitations on the Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a corporate deduction for compensation over $1.0 million paid to the Company's chief executive officer and any of the four other most highly compensated officers. The $1.0 million limitation applies to all types of compensation, including restricted stock awards and amounts realized on the exercise of stock options and stock appreciation rights, unless the awards and plan under which the awards are made qualify as "performance based" under the terms of the code and related regulations. The Company currently anticipates that the compensation of its executive officers will be deductible under Section 162(m) because executive officer compensation is presently below the $1.0 million limit. In the event compensation paid to the Company's chief executive officer or any of the four other most highly compensated executive officers exceeds the $1.0 million limit, the Company will attempt to structure such compensation in a manner that will comply with the limits of Section 162(m).

The Committee believes, however, that in some circumstances factors other than tax deductibility are more important in determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its shareholders. Given the Company's dynamic and rapidly changing industry and business, as well as the competitive market for outstanding leadership talent, the Compensation Committee believes that it is important to retain the flexibility to design compensation programs consistent with its executive compensation philosophy, even if some executive compensation is not fully deductible. Accordingly, the Compensation Committee may from time to time approve elements of compensation for certain officers that are not fully deductible.

      DONALD D. DAVIS JOHN C. MCCAULEY DANIEL K. O'CONNELL NADINE C. SMITH

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2005, the Compensation Committee of the Board of Directors was composed of Messrs. Davis, McCauley and O'Connell and Ms. Smith. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company's executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

                             AUDIT COMMITTEE REPORT

The Company's management team has the primary responsibility for the Company's internal controls and financial reporting. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting function and internal controls. The Audit Committee of the Board of Directors is composed of three directors who are independent directors as defined under the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the "Investor's Welcome" section of the Company's website at www.arclp.com. The Company's registered public accounting firm is responsible for performing an independent audit on the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Company's registered public accounting firm is also responsible to provide an attestation report on management's assessment of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board.

In June 2005, the Company restated its consolidated financial statements for the fiscal years ended December 31, 2004, 2003 and 2002 and for the quarterly periods for the fiscal years ended December 31, 2004 and 2003. In addition, the report of the Company's independent auditors indicated that the Company did not maintain effective internal controls over financial reporting as of December 31, 2004. In order to remediate the weaknesses in the Company's internal controls over financial reporting, the Company conducted a detailed review of its controls over the selection, application and monitoring of appropriate accounting policies and procedures and added personnel and implemented additional review procedures.

The Audit Committee has reviewed and discussed with management and the registered public accounting firm the audited December 31, 2005 consolidated financial statements. The Audit Committee has also discussed with the registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received from the registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence from the Company and its management. The Audit Committee has considered and determined that the registered public accounting firm's provision of tax and other non-audit services to the Company is compatible with the auditors' independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

             J. EDWARD PEARSON NADINE C. SMITH LAWRENCE J. STUESSER

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                              CERTAIN TRANSACTIONS

Note Issued to Affiliates of Dr. Morris

During 2001 and 2000, the Company acquired leasehold interests in six free-standing assisted living communities owned by affiliates of John Morris, one of the Company's directors. Dr. Morris is not standing for re-election at the annual meeting. A $7.6 million, 9.625% fixed interest only note, due October 1, 2008 was issued to Dr. Morris' affiliates. This note, and certain similar notes, were secured by an interest in a retirement center located in Richmond, Virginia and a free-standing assisted living community in San Antonio, Texas. The terms of this note and its related security instruments were identical to those issued to certain unaffiliated entities in connection with the simultaneous acquisition of certain other communities. On January 26, 2005, the Company repaid this note and two similar notes (total repayment of $17.2 million).

Freedom Plaza Care Center ("FPCC")

On July 7, 2005, the Company acquired all of the real property interests underlying FPCC, a 128-bed skilled nursing and 44-unit assisted living center in Peoria, Arizona for $20.3 million. The Company previously operated FPCC pursuant to a long-term operating lease with Maybrook Realty, which was 50% owned by W.E. Sheriff, the Company's chairman and chief executive officer and president. The Company consummated the acquisition pursuant to an option under the lease, which provided for a fixed purchase price of $20.3 million. The Company also contemporaneously acquired the third-party ground lessor's interest in the property, including an adjacent parcel of land, for a purchase price of $3.1 million. The total purchase price for these two transactions was $23.4 million, which was supported by a fair market value appraisal. The purchase price was paid with $4.7 million of cash and with the proceeds of an $18.7 million mortgage loan which is secured by the community. Total lease payments during 2005 and 2004 under the lease were $1.1 and $2.2 million, respectively.

After the completion of the purchase of the real estate interests of FPCC, the Company has no other related party transactions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such directors, officers, and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

Based solely on the Company's review of the copies of such forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during 2005 its officers, directors, and greater than ten percent beneficial owners were in compliance with all applicable filing requirements, except that a Form 5 by Mr. Frisby reporting a gift of shares was filed late.

                                PERFORMANCE GRAPH

The following graph compares the cumulative returns of $100 invested on December 31, 2000 in (a) the Company; (b) the Standard and Poor's 500 Stock Index; (c) the Standard and Poor's Health Care Stock Index; and (d) a self-constructed peer group, as described below, assuming reinvestment of all dividends.



                               [GRAPHIC OMITTED]

                 [PLEASE SEE SUPPLEMENTAL PDF PERFORMANCE GRAPH]

                   [DATA BELOW REPRESENTS PERFORMANCE GRAPH]

                  31-DEC 00 31-DEC-01 31-DEC-02 31-DEC-03  31-DEC-04 31-DEC-05
                    ------   -------   -------   -------    -------   ------
ACR                 $100.0    $ 78.4    $ 63.9    $104.9    $386.6    $842.0
S&P 500             $100.0    $136.1    $118.3    $ 90.7    $ 98.8    $101.8
S&P HC              $100.0    $100.0    $100.0    $113.3    $113.6    $118.9
Peer Group          $100.0    $119.3    $119.9    $132.5    $213.9    $390.7



The Company's self-constructed peer group is composed of the following senior living companies: Capital Senior Living Corporation, Emeritus Corporation, Five Star Quality Care Inc., and Sunrise Assisted Living, Inc. During 2004, the Company added Five Star Quality Care Inc. to the Company's peer group and removed Greenbriar Corporation, which was acquired during 2004 by a publicly traded cable company. The prior period returns have been restated to include Five Star Quality Care Inc. and exclude Greenbriar Corporation in all measurement periods.

                           PROPOSAL 2: APPROVAL OF THE
            AMERICAN RETIREMENT CORPORATION 2006 STOCK INCENTIVE PLAN

The Company's Board of Directors has adopted and recommends that shareholders approve the American Retirement Corporation 2006 Stock Incentive Plan to replace the American Retirement Corporation 1997 Stock Incentive Plan. If approved by shareholders, the 2006 Plan will authorize awards for an aggregate of 4,000,000 shares, including 1,019,857 shares carried over from the 1997 Plan. Of the 4,000,000 shares authorized under the 2006 Plan, no more than 2,000,000 shares will be available for grants of restricted shares. If shareholder approval of the 2006 Plan is received at the annual meeting, no further awards will be granted under the 1997 Plan. If approved by the Company's shareholders, the 2006 Plan will be effective as of May 17, 2006.

The primary purpose of the 2006 Plan is to promote the interests of the Company and its shareholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating those individuals by means of incentives to achieve long-range performance goals, (iii) enabling those individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by those individuals, and (v) linking the compensation of those individuals to the long-term interests of the Company and its shareholders.

The Company's general compensation philosophy is that long-term incentive compensation should be closely aligned with its shareholders' interests, as more fully described under the heading "Compensation Committee Report on Executive Compensation." The Company believes that stock-based compensation has been very effective over the years in enabling the Company to attract and retain the talent critical to a company with a focus on providing high quality, cost-effective senior living and health care services. The Company believes that stock ownership has focused its key employees on improving the Company's performance, and has helped to create a culture that encourages employees to think and act as shareholders.

The Compensation Committee of the Board of Directors reassessed the Company's compensation philosophy and the award strategy under the 1997 Plan and, in conjunction with management and an independent consulting firm, modified its philosophy. The 2006 Plan is intended to facilitate the Company's efforts to better align its long-term awards structure with its business and talent needs and its shareholders' interests. The Company has recently placed more emphasis on restricted share grants and believes the shift to restricted share grants will more closely link executive compensation to the long-term interests of its shareholders. The Company also believes using restricted shares rather than options will allow it to be more economically efficient in that the Company will be able to deliver similar value to employees using fewer shares.

As of March 29, 2006, the Company had an aggregate of 1,929,612 options outstanding under the 1997 Plan. Shares underlying outstanding restricted share awards are not included in outstanding awards because they are already reflected in the number of common shares outstanding. As of March 29, 2006, there were 532,423 restricted shares outstanding under the 1997 Plan. As of March 29, 2006, there were 1,019,857 shares remaining available for grant under the 1997 Plan and a total of 35,289,354 shares of common stock outstanding.

The Company believes that its equity programs and its emphasis on employee stock ownership have been integral to its success in the past and are important to its ability to achieve its corporate performance goals in the years ahead. The Company believes that the ability to attract, retain and motivate talented employees is critical to long-term Company performance and shareholder returns. The Company believes that the 2006 Plan will allow it the flexibility to implement its current long-term incentive philosophy in future years and will better align executive and shareholder interests. For these reasons, the Company considers approval of the 2006 Plan important to its future success.

The following is a brief summary of the principal features of the 2006 Plan, which is qualified in its entirety by reference to the 2006 Plan itself, a copy of which is attached hereto as Appendix B and incorporated herein by reference.

      Shares Available for Awards under the Plan. Under the 2006 Plan, awards may be made in common stock of the Company. Subject to adjustment as provided by the terms of the 2006 Plan, the maximum number of shares of common stock with respect to which awards may be granted under the 2006 Plan is 4,000,000 (which includes 1,019,857 shares under the 1997 Plan that were authorized but not granted). Except as adjusted in accordance with the terms of the 2006 Plan, no more than 4,000,000 shares of common stock authorized under the 2006 Plan may be awarded as incentive stock options and no more than 2,000,000 shares authorized under the 2006 Plan may be awarded as awards other than options. The maximum number of shares with respect to which awards may be granted under the 2006 Plan shall be increased by the number of shares with respect to which options or other awards were granted under the 1997 Plan as of the effective date of the 2006 Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or cancelled without delivery of the shares under the terms of the 1997 Plan after the effective date of the 2006 Plan. The aggregate number of shares with respect to which awards may be granted under the 2006 Plan (and the number of restricted shares which may be granted under the 2006 Plan) shall, upon the consummation of certain equity issuances (such as a public offering of additional shares of common stock) increase automatically by ten percent (10%) of the number of shares issued in the equity issuance.

      Shares underlying common stock subject to an award under the 2006 Plan or the 1997 Plan that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of common stock to the participant remain available for awards under the 2006 Plan. Shares of common stock issued under the 2006 Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines ("Substitute Awards"), do not reduce the number of shares available for awards under the 2006 Plan.

      In addition, the 2006 Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Code. Under these limitations, no single participant may receive options or stock appreciation rights ("SARs") in any calendar year that, taken together, relate to more than 200,000 shares of common stock, subject to adjustment in certain circumstances.

      With certain limitations, awards made under the 2006 Plan may be adjusted by the Compensation Committee of the Board of Directors (the "Committee") in its discretion or to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2006 Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

      Eligibility and Administration. Current and prospective officers and employees, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the 2006 Plan. As of March 29, 2006, approximately 270 individuals were eligible to participate in the 2006 Plan. The Committee will administer the 2006 Plan, except with respect to awards to non-employee directors, for which the 2006 Plan will be administered by the Board. The Committee will be composed of not less than two non-employee directors, each of whom will be a "Non-Employee Director" for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, an "outside director" within the meaning of Section 162(m) and the regulations promulgated under the Code and will be an independent director as defined by the listing standards of the New York Stock Exchange. Subject to the terms of the 2006 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the 2006 Plan, and make all other determinations which may be necessary or desirable for the administration of the 2006 Plan.

      Stock Options and Stock Appreciation Rights. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the 2006 Plan. The Committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or SAR relating to an option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of the Company's voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

      A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.

      Payment of the option price must be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of shares that have been held by the participant for at least six months (or such lesser period as may be permitted by the Committee) which have a fair market value on the date of exercise equal to the option price, together with any applicable withholding taxes, or (ii) by a combination of such cash or cash equivalents and such shares; provided, however, that a participant is not entitled to tender shares pursuant to successive, substantially simultaneous exercises of any stock option of the Company. Subject to applicable securities laws and Company policy, the Company may permit an option to be exercised by delivering a notice of exercise and simultaneously selling the shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes. Until the participant has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

      Restricted Shares and Restricted Share Units. The Committee is authorized to grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

      Each restricted share unit has a value equal to the fair market value of a share of common stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to shareholders on shares of common stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.

      Performance Awards. A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. A participant's rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

      Performance awards are subject to certain specific terms and conditions under the 2006 Plan. Unless otherwise expressly stated in the relevant award agreement, each award granted to a Covered Officer under the 2006 Plan is intended to be performance-based compensation within the meaning of Section 162(m). Performance goals for Covered Officers will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings before interest, taxes, depreciation, amortization and/or rent; (b) net operating income or profit (including or excluding entry fee income); (c) operating efficiencies (including but not limited to same store sales and occupancy rates); (d) return on equity, assets, capital, capital employed or investment; (e) after tax or pre-tax operating income; (f) net income; (g) earnings or book value per share (or fully-diluted share); (h) cash flow(s), operating cash flows, cash earnings or net resale cash flow; (i) total sales or revenues (including those from specified sources such as entry fee sales); (j) capital expenditures; (k) stock price or total shareholder return; (l) dividends;
      (m) debt reduction; (n) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals (such as net move-ins), and goals relating to acquisitions or divestitures; (o) enterprise value; or (p) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit (such as the Company's communities), business segment or division of the Company (whether or not consolidated and whether or not created solely for performance measurement purposes) and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in the 2006 Plan to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and
      (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year.

      To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing,
      (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the 2006 Plan is 300,000 and the maximum annual amount of all performance awards that are settled in cash is $3,000,000.

      Other Stock-Based Awards. The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the 2006 Plan.

      Non-Employee Director Awards. The Board may provide that all or a portion of a non-employee director's annual retainer, meeting fees and/or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares, restricted share units, SARs and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The Board will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director's service as a member of the Board.

      Outside Director Deferred Compensation Plan. In March 2006, the Company adopted a deferred compensation plan for its independent directors under the 2006 Plan. Under this plan, the Company's non-employee directors may elect to defer up to 100% of their annual retainer and receive a return payable in shares of the Company's common stock on the deferred funds as if the funds were invested in the Company's common stock. Plan participants must irrevocably elect to receive the deferred amounts either in a lump sum or in annual installments provided that the payment period shall not exceed five years following the participant's termination of service as a director. A participant will begin receiving distributions as soon as reasonably practicable following the participant's termination of service as a director. The deferred compensation under this plan is an unsecured obligation of the Company.

      Termination of Employment. The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

      Change in Control. Unless otherwise provided in an award agreement or other contractual agreement between the Company and a participant, if, within eighteen months following a Change in Control (as defined in the 2006 Plan), a participant's employment with the Company is terminated because of death, disability, retirement, Good Reason (as defined in the 2006 Plan) or by the Company for any reason other than for Cause (as defined in the 2006 Plan), all outstanding awards vest, become immediately exercisable or payable and have all restrictions lifted.

      Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the 2006 Plan or any portion of the 2006 Plan at any time, except that shareholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Committee also may not materially and adversely affect the rights of any award holder without the award holder's consent.

      The Committee may also make adjustments in the terms and conditions of, and the criteria included in, awards under the 2006 Plan in recognition of unusual or nonrecurring events affecting the Company or its financial statements or of changes in applicable laws, regulations or accounting principles whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

      The Committee may also cancel, rescind, or otherwise limit or restrict any unexpired, unpaid or deferred awards under the 2006 Plan at any time if a participant does not comply with all applicable provisions of the award agreement and the 2006 Plan, or if the participant engages in a Detrimental Activity (as defined in the 2006 Plan). In addition, the Committee may provide in an award agreement that if during the period beginning on the grant date and continuing through a date that is five years following the later of the exercise or vesting of an award, the participant engages in any Detrimental Activity, the participant will forfeit any gain realized on the vesting or exercise of the award and must repay any gain to the Company.

      Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the 2006 Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Except as permitted by the applicable award agreement, awards granted under the 2006 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the Committee in its discretion.

      Certain Federal Income Tax Consequences. The following is a brief description of the Federal income tax consequences generally arising with respect to awards under the 2006 Plan.

      Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, an SAR or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.

      If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and
      (ii) the exercise price. Otherwise, a participant's disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

      The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

      Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of restricted shares, the participant will recognize ordinary income on the fair market value of the common stock at the time restricted shares vest unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of an SAR or restricted share award. For this purpose, the participant's basis in the common stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made). Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant.

      Section 162(m) of the Code generally disallows a public company's tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as "performance-based compensation" is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and
      (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as "performance-based compensation" so that these awards will not be subject to the Section 162(m) deduction limitations.

      The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the 2006 Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2006 Plan are urged to consult a tax advisor as to the tax consequences of participation.

The 2006 Plan is not intended to be a "qualified plan" under Section 401(a) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMERICAN RETIREMENT CORPORATION 2006 STOCK INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

                            PROPOSALS OF SHAREHOLDERS

A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company's annual meeting of shareholders in 2007 and received at the Company's executive offices no later than December 14, 2006 will be included in the Company's proxy statement and form of proxy relating to such annual meeting.

In addition, the Company's bylaws contain an advance notice provision that provides that for a shareholder proposal to be brought before and considered at the next annual meeting of shareholders, such shareholder must provide notice thereof to the Secretary of the Company no later than December 14, 2006. The proposal and the shareholder must comply with Regulation 14A under the Securities Exchange Act. In the event that a shareholder proposal intended to be presented for action at the next annual meeting is not received prior to December 14, 2006 proxies solicited by the Board of Directors in connection with the annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the annual meeting.

                        REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP served as the Company's registered public accounting firm for fiscal 2005. As set forth in the Forms 8-K and 8-K/A filed with the SEC on March 20, 2006 and March 24, 2006, respectively, on March 14, 2006, the Audit Committee dismissed KPMG LLP as the registered public accounting firm for fiscal 2006 and approved the appointment of Deloitte & Touche LLP as its new registered public accounting firm for fiscal 2006.

KPMG LLP's audit reports on the consolidated financial statements of the Company for the fiscal years ended December 31, 2005 and December 31, 2004 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows. As previously disclosed in the Forms 8-K and 8-K/A filed with the SEC on March 20, 2006 and March 24, 2006, respectively, KPMG LLP's report on the consolidated financial statements of the Company as of and for the year ended December 31, 2004 states that "the Company has restated it financial statements as of December 31, 2004 and 2003 and for each of the years in the three year period ending December 31, 2004" and "the Company changed its method of accounting for variable interest entities in accordance with Financial Accounting Standards Board Interpretation No. 46(R), `Consolidation of Variable Interest Entities'." On June 10, 2005, after consultation with KPMG LLP and the SEC, the Company filed certain amended and restated financial information on Form 10-K/A restating its previously issued consolidated financial statements for the fiscal years ended December 31, 2004, 2003 and 2002 and for the quarterly periods for the fiscal years ended December 31, 2004 and 2003. These restatements reclassified certain entrance fee refund obligations from long-term liabilities, in accordance with long-standing industry understanding and practice, to current liabilities in accordance with SFAS No. 78, Classification of Obligations That Are Callable by the Creditor, since certain residency and care agreements at the Company's entry fee communities may be terminated by residents upon thirty days notice, and many of these agreements require that a portion of the original entrance fee be refunded within a specified number of days (less than one year) after the agreement is terminated. In connection with the reclassification of certain entrance fee liabilities, the Company also reclassified: (1) certain tenant deposits from long-term liabilities to current liabilities; (2) gain
(loss) on sale of assets to operating income or loss (from other income or expense); and (3) certain entrance fee, accrued interest and other items on the statement of cash flows. Finally, the Company adjusted its straight-line lease accounting for certain leases, which decreased lease expense in 2004, 2003 and 2002 by $1.2 million, $1.2 million, and $0.4 million, respectively, and the related deferred tax impact. The Company's Audit Committee discussed the restatement with KPMG LLP, and the Audit Committee has authorized KPMG LLP to fully respond to the inquiries of the Company's successor principal accountants concerning the subject matter thereof.

The audit reports of KPMG LLP on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modify as to uncertainty, audit scope or accounting principles, except that, as previously disclosed in Forms 8-K and 8-K/A filed with the SEC on March 20, 2006 and March 24, 2006, respectively, KPMG LLP's report as of December 31, 2004 indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria. Specifically, KPMG LLP reported that "the Company's policies and procedures related to its financial reporting processes did not provide for effective management research and review by adequately qualified personnel of interim and annual financial statement classifications prior to issuance of the related financial statements," and that "the Company lacked adequate personnel resources possessing sufficient expertise to effectively perform a review of interim and annual financial information prior to issuance." KPMG LLP also reported that "the Company's policies and procedures did not provide for the proper application of US generally accepted accounting principles for certain lease agreements that provide for variable lease payments over the terms of such lease agreements." As a result of the aforementioned material weaknesses in internal control over financial reporting as of December 31, 2004, the Company failed to properly reflect certain transactions which resulted in the restatement of the Company's previously issued consolidated financial statements as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and the unaudited financial information for each of the quarterly periods in 2004 and 2003.

For the two most recent fiscal years ended December 31, 2005 and 2004 and through March 14, 2006, there were no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its report or reportable events, except that KPMG LLP advised the Company of the material weaknesses described above.

The Company requested that KPMG LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of that letter, dated March 24, 2006, has been filed as Exhibit 16.1 to the Form 8-K/A filed March 24, 2006.

The Company has been informed that representatives of KPMG LLP and Deloitte & Touche LLP plan to attend the annual meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to questions by the shareholders.

Fees Billed to the Company by KPMG LLP During 2005 and 2004

Audit Fees. Audit fees include fees paid by the Company to KPMG LLP in connection with the annual audit of the Company's consolidated financial statements, including its audit of internal controls over financial reporting, and KPMG LLP's review of the Company's interim financial statements. Audit fees also include fees for services performed by KPMG LLP that are closely related to the audit and in many cases could only be provided by the Company's registered public accounting firm. Such services include comfort letters and consents related to registration statements filed with the Securities and Exchange Commission and other capital-raising activities. The aggregate fees billed to the Company by KPMG LLP for audit services rendered to the Company and its subsidiaries for the years ended December 31, 2005 and December 31, 2004 were $880,500 and $1,059,000, respectively.

Audit-Related Fees. Audit-related services include due diligence and audit services related to mergers and acquisitions, accounting consultations, internal control review, employee benefit plan audits and certain attest services. The aggregate fees billed to the Company by KPMG LLP for audit-related services rendered to the Company and its subsidiaries for the years ended December 31, 2005 and December 31, 2004 were $309,000 and $218,600, respectively.

Tax Fees. Tax fees include corporate tax compliance and counsel and advisory services. The aggregate fees billed to the Company by KPMG LLP for the tax related services rendered to the Company and its subsidiaries for the years ended December 31, 2005 and December 31, 2004 were $43,470 and $104,600 respectively.

All Other Fees. For the years ended December 31, 2005 and 2004, KPMG LLP did not bill any fees to the Company for any other services, other than those set forth above.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining the auditor's independence.

The Audit Committee has also adopted a formal policy concerning approval of audit and non-audit services to be provided by the Company's registered public accounting firm. The policy requires that all services that KPMG LLP, the

Company's registered public accounting firm, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the committee. The Audit Committee approved all audit and non-audit services provided by KPMG LLP during the year ended December 31, 2005 prior to KPMG performing such services.

                            PROXY SOLICITATION COSTS

The enclosed form of proxy is solicited on behalf of the Board of Directors of the Company. The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this proxy statement. Such solicitation will be made by mail and may also be made by the Company's regular officers or employees personally or by telephone or facsimile. The Company may reimburse brokers, custodians, and their nominees for their expenses in sending proxies and proxy materials to beneficial owners.

                         FINANCIAL STATEMENTS AVAILABLE

A copy of the Company's 2005 Annual Report containing audited financial statements accompanies this proxy statement. The annual report does not constitute a part of the proxy solicitation material.

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 may be obtained, without charge, by any shareholder to whom this proxy statement is sent, upon written request to George T. Hicks, Secretary, American Retirement Corporation, 111 Westwood Place, Suite 200, Brentwood, Tennessee 37027.

The Company's Internet website is http://www.arclp.com. The Company makes available free of charge through its website the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after it electronically files or furnishes such materials to the Securities and Exchange Commission. The Company also makes available through its website the charters of each of the committees of the Board of Directors and the Company's Code of Ethics for Senior Executive and Financial Officers. Information contained on the Company's website is not part of this proxy statement.

                        DELIVERY OF SHAREHOLDER DOCUMENTS

The rules of the Securities and Exchange Commission allow the Company to send a single copy of the proxy statement and annual report to shareholders to any household at which two or more shareholders reside if the Company believes the shareholders are members of the same family, unless the Company has received contrary instructions from a shareholder. This process, known as "householding," reduces the volume of duplicate information received at your household and helps reduce the Company's expenses. The rules apply to the Company's annual reports and proxy statements. Each shareholder in the household will continue to receive a separate proxy card.

If your shares are registered in your own name and you would like to receive your own set of the Company's annual disclosure documents this year or in future years, or if you share an address with another shareholder and together both of you would like to receive only a single set of the Company's annual disclosure documents, please contact the Company's corporate secretary by calling 615-221-2250 or writing to the Company at American Retirement Corporation, 111 Westwood Place, Suite 200, Brentwood, Tennessee 37027, Attention: Corporate Secretary. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly. The Company will deliver promptly upon oral or written request a separate copy of the proxy statement or annual report to shareholders to a shareholder at a shared address to which a single copy of the documents was delivered.

                                                                      APPENDIX A
                                                                      ----------

                         AMERICAN RETIREMENT CORPORATION

                           DIRECTOR NOMINATIONS POLICY

                                     PURPOSE

The purpose of this Director Nominations Policy is to:

      o Establish the process by which individuals qualified to become members of the Board of Directors of American Retirement Corporation (the "Company") are identified and recommended to the Board of Directors for selection; and

      o Establish the process by which director nominees may be submitted by the shareholders of the Company and to further establish the process by which such director nominees will be considered for selection by the Board of Directors.

                         AUTHORITY AND RESPONSIBILITIES

The Nominating and Corporate Governance Committee of the Board of Directors of the Company (the "Nominating Committee") shall:

      o Identify individuals qualified to become members of the Board of Directors consistent with criteria approved by the Board of Directors;

      o Recommend for selection by the Board of Directors director nominees for the next annual meeting of shareholders and, when necessary, director nominees to fill any vacancies on the Board of Directors;

      o Develop and implement any screening process deemed necessary or appropriate to identify qualified candidates;

      o Evaluate and consider candidates proposed by management, by any director or by any shareholder, in accordance with procedures established by the Nominating Committee from time to time;

      o At least annually review with the Board of Directors the appropriate skills and characteristics required of members of the Board of Directors, which at a minimum will include professional integrity and sound judgment and sufficient time available to devote to Board activities;

      o At least annually review and determine any specific qualities or skills that one or more directors must possess;

      o As and to the extent the Nominating Committee deems appropriate, exercise sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms;

      o Conduct an annual evaluation of its own performance and report the results of such evaluation to the Board of Directors;

      o Annually review and assess the adequacy of this Director Nominations Policy and recommend any proposed changes to the Board of Directors for approval; and

      o Perform any other activities consistent with this Director Nominations Policy, the Company's Charter and Bylaws and applicable law as the Nominating Committee or the Board of Directors deem appropriate.

                              SHAREHOLDER NOMINEES

The Nominating Committee will consider director candidates recommended by shareholders of the Company. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder. A shareholder that desires for the Nominating Committee to consider a nomination for director must comply with the notice, timing and other requirements provided for in the Company's Bylaws.

                                                                      Appendix B
                                                                      ----------



                         AMERICAN RETIREMENT CORPORATION

                            2006 STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS


Section 1      Purpose........................................................................1
Section 2      Definitions....................................................................1
Section 3      Administration.................................................................4
Section 4      Shares Available For Awards....................................................5
Section 5      Eligibility....................................................................6
Section 6      Stock Options And Stock Appreciation Rights....................................6
Section 7      Restricted Shares And Restricted Share Units...................................7
Section 8      Performance Awards.............................................................9
Section 9      Other Stock-Based Awards.......................................................9
Section 10     Non-Employee Director And Outside Director Awards..............................9
Section 11     Provisions Applicable To Covered Officers And Performance Awards...............9
Section 12     Termination Of Employment.....................................................11
Section 13     Change In Control.............................................................11
Section 14     Amendment And Termination.....................................................11
Section 15     General Provisions............................................................12
Section 16     Term Of The Plan..............................................................14


                         AMERICAN RETIREMENT CORPORATION
                            2006 STOCK INCENTIVE PLAN


Section 1.        Purpose.

      This plan shall be known as the "American Retirement Corporation 2006 Stock Incentive Plan" (the "Plan"). The purpose of the Plan is to promote the interests of American Retirement Corporation (the "Company") and its shareholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of "performance-based compensation" under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

Section 2.        Definitions.

      As used in the Plan, the following terms shall have the meanings set forth below:

      (a) "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity's outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

      (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

      (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

      (d) "Board" shall mean the Board of Directors of the Company.

      (e) "Cause" shall mean, unless otherwise defined in the applicable Award Agreement, (A) the Participant engages in material acts or omissions constituting dishonesty or intentional wrongdoing or malfeasance which are demonstrably injurious to the Company; (B) the Participant is convicted of a felony involving fraud or dishonesty; or (C) the Participant materially fails to satisfy the reasonable conditions and requirements of his employment with the Company, and such breach or failure by its nature is incapable of being cured, or such breach or failure remains uncured for more than 30 days following receipt by the Participant of written notice from the Company specifying the nature of the breach or failure and demanding the cure thereof. Notwithstanding the generality of the foregoing, Good Cause shall not exist with respect to any act or omission by a Participant who acted in good faith and in a manner he reasonably believed to be in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

      (f) "Change in Control" shall mean, unless otherwise provided in the applicable Award Agreement, the happening of one of the following:

            (i)   any person or entity, including a "group" as defined in
      Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company's securities having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);

            (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;


            (iii) the consummation of a complete liquidation or dissolution of the Company; or

            (iv) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

      (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (h) "Committee" shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a "non-employee director" for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder,
(ii) an "outside director" for purposes of Section 162(m) and the regulations promulgated under the Code, and (iii) "independent" within the meaning of the listing standards of the NYSE.

      (i) "Consultant" shall mean any consultant to the Company or its Subsidiaries or Affiliates.

      (j) "Covered Officer" shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m); provided, however, that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

      (k) "Director" shall mean a member of the Board.

      (l) "Disability" shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company's then current long-term disability plan.

      (m) "Early Retirement" shall mean, unless otherwise provided in an Award Agreement, retirement of a Participant from active employment with the Company and any Subsidiary or Affiliate at such a time that the sum of the Participant's age plus the number of years the Participant has been employed by the Company equals 65, provided that the Participant has been employed by the Company for at least ten consecutive years immediately prior to the date of retirement.

      (n) "Effective Date" shall have the meaning provided in Section 16.1 of the Plan.

      (o) "Employee" shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

      (p) "Equity Issuance" shall mean an issuance of Shares by the Company following the Effective Date of this Plan in connection with a private or public offering, including in connection with an acquisition, merger or similar transaction, but excluding issuances of Shares under this Plan or in any other compensatory transaction with an Employee or Consultant to the Company or its Subsidiaries or Affiliates.

      (q) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      (r) "Fair Market Value" with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the reported closing sales price of the Shares on the NYSE, or any other such market or exchange as is the principal trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

      (s) "Good Reason" for a voluntary termination of employment by a Participant shall exist where: (i) the Participant is assigned by the Company duties inconsistent with the Participant's position, duties, responsibilities and status (for compensation or other purposes) with the Company immediately prior to a Change in Control of the Company, or the Participant is removed from or not reelected to any of such positions, except in connection with the termination of his employment; (ii) there is a reduction in the Participant's rate of base salary or annual cash bonus opportunity; (iii) the Company changes the principal location in which the Participant is required to perform services outside a fifty (50) mile radius of such location without the Participant's consent, except for required travel on the Company's business to an extent substantially consistent with his previous business travel obligations; or (iv) the Company has failed to obtain the assumption of the obligations contained in this Plan by any successor as contemplated in Section 4.2 hereof. A termination of employment by a Participant following a Change of Control shall be for Good Reason if one of the occurrences specified in this paragraph shall have occurred, notwithstanding that the Participant may have other reasons for terminating employment, including employment by another entity which the Participant desires to accept.

      (t) "Incentive Stock Option" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

      (u) "Non-Employee Director" shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

      (v) "Non-Qualified Stock Option" shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

      (w) "Normal Retirement" shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from active employment with the Company or any of its Subsidiaries or Affiliates on or after such Participant's 60th birthday.

      (x) "NYSE" shall mean the New York Stock Exchange.

      (y) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

      (z) "Option Price" shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

      (aa) "Other Stock-Based Award" shall mean any Award granted under Sections 9 or 10 of the Plan.

      (bb) "Outside Director" means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

      (cc) "Participant" shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

      (dd) "Performance Award" shall mean any Award granted under Section 8 of the Plan.

      (ee) "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

      (ff) "Restricted Share" shall mean any Share granted under Sections 7, 8, 9 or 10 of the Plan and designated as such.

      (gg) "Restricted Share Unit" shall mean any unit granted under Sections 7, 8, 9 or 10 of the Plan and designated as such.

      (hh) "Retirement" shall mean Normal or Early Retirement.

      (ii) "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

      (jj) "Section 16" shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

      (kk) "Section 162(m)" shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

      (ll) "Shares" shall mean shares of the common stock, $0.01 par value, of the Company.

      (mm) "Stock Appreciation Right" or "SAR" shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

      (nn) "Subsidiary" shall mean any Person (other than the Company) of which 50% or more of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

      (oo) "Substitute Awards" shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

Section 3.        Administration.

      3.1 Authority of Committee. The Plan shall be administered by a Committee of not less than two Non-Employee Directors, who shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Non-Employee Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. The initial Committee shall be the Compensation Committee of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.

      3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

      3.3 Action by the Committee. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

      3.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

      3.5 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Section 4.        Shares Available For Awards.

      4.1 Shares Available. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 4,000,000 (which includes 1,019,857 Shares with respect to which awards under the Company's 1997 Stock Incentive Plan (the "1997 Plan") were authorized but not awarded), of which (i) the number of Shares with respect to which Incentive Stock Options may be granted shall be no more than 4,000,000 and (ii) Shares with respect to which Awards other than Options and SARs may be granted shall be no more than 2,000,000. The aggregate number of Shares with respect to which Awards may be granted under the Plan, and the number of Shares with respect to which Awards other than Options and SARs may be granted shall, upon the consummation of any Equity Issuance, increase automatically by ten percent (10%) of the number of Shares issued in such Equity Issuance; provided, that the maximum limit with respect to which Incentive Stock Options may be granted shall not increase as a result of an Equity Issuance without shareholder approval. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which Options or other Awards were granted under the 1997 Plan as of the Effective Date of this Plan, but which terminate, expire unexercised or are forfeited without the delivery of Shares under the terms of the 1997 Plan after the effective date of this Plan. If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates, expires unexercised or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination, expiration or cancellation, shall again become Shares with respect to which Awards may be granted. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that, taken together, relate to more than 200,000 Shares.

      4.2 Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder and with respect to Awards to Covered Officers, in such a manner as is consistent with Section 162(m)): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company or its successor (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company or its successor (or number and kind of other securities or property) subject to outstanding Awards under the Plan; (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; and (4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (ii) if deemed appropriate, subject to Section 13, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

      4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

      4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Section 5.        Eligibility.

      Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 10.

Section 6.        Stock Options And Stock Appreciation Rights.

      6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee's employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

      6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and
Section 14 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or
(ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options. Except with respect to Substitute Awards, SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant.

      6.3 Term. Subject to the Committee's authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of ten
(10) years from the date such Option or SAR was granted.

      6.4   Exercise.

            (a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to
      Section 6.6 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.

            (b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

            (c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

            (d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee), valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws and Company policy, the Company may permit an Option to be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.

            (e) At the Committee's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

      6.6 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

Section 7.        Restricted Shares And Restricted Share Units.

      7.1   Grant.

            (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

            (b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

      7.2 Delivery of Shares and Transfer Restrictions. At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a shareholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Unless otherwise provided in the applicable Award Agreement, any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

      7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant's beneficiary or estate, as the case may be.

      7.4 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, a Participant shall receive dividend rights in respect of any vested Restricted Stock Units at the time of any payment of dividends to shareholders on Shares. The amount of any such dividend right shall equal the amount that would be payable to the Participant as a shareholder in respect of a number of Shares equal to the number of vested Restricted Stock Units then credited to the Participant. Any such dividend right shall be paid in accordance with the Company's payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares. No dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

Section 8.        Performance Awards.

      8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

      8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

      8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. A Participant's rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

Section 9.  Other Stock-Based Awards.
      The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Section 6 or 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

Section 10. Non-Employee Director And Outside Director Awards. The Board may provide that all or a portion of a Non-Employee Director's annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units, SARs and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director's service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

Section 11. Provisions Applicable To Covered Officers And Performance Awards.

      11.1 Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as "performance-based compensation" for purposes of Section

162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.

      11.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

            (a) earnings before interest, taxes, depreciation, amortization and/or rent;

            (b) net operating income or profit (including or excluding entry fee income);

            (c) operating efficiencies (including but not limited to same store sales and occupancy rates);

            (d) return on equity, assets, capital, capital employed or investment;

            (e)   after tax or pre-tax operating income;

            (f)   net income;

            (g)   earnings or book value per Share (or fully diluted Share);

            (h) cash flow(s), operating cash flow(s), cash earnings or net resale cash flow;

            (i) total sales or revenues (including those from specified sources such as entry fee sales);

            (j)   capital expenditures or enterprise value;

            (k)   stock price or total shareholder return;

            (l)   dividends;

            (m)   debt reduction;

            (n) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals (such as net move-ins) and goals relating to acquisitions or divestitures; or

            (o)   any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit (such as the Company's communities), business segment or division of the Company (whether or not consolidated and whether or not created solely for performance measurement purposes) and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year.

      11.3 With respect to any Covered Officer, the maximum annual number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan is 300,000 and the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $3,000,000.

      11.4 To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing,
(1) select the performance goal or goals applicable to the performance period,
(2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

      11.5 Unless otherwise expressly stated in the relevant Award Agreement, each Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.

Section 12. Termination Of Employment.

      The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability, Early Retirement or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 13. Change In Control.

      Notwithstanding any other provision of the Plan, unless otherwise provided in an Award Agreement or other contractual agreement between the Company and a Participant, if, within eighteen (18) months following a Change in Control, a Participant's employment with the Company (or its successor) is terminated by reason of the Participant's (a) death; (b) disability; (c) Retirement or Early Retirement; (d) termination for Good Reason by the Participant; or (e) involuntary termination by the Company for any reason other than for Cause, all Awards of such Participant outstanding as of the date of the Change in Control shall vest, become immediately exercisable and payable and have all restrictions lifted.

Section 14. Amendment And Termination.

      14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

      14.2 Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

      14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

      14.4 Cancellation and Rescission of Awards. The Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any "Detrimental Activity." For purposes of this Section 14.4, "Detrimental Activity" shall mean: (i) activity that results in termination of the Participant's employment for Cause; (ii) a willful violation of any rules, policies, procedures or guidelines of the Company that is materially injurious to the Company or its Subsidiaries or Affiliates; (iii) the Participant being convicted of a felony, or engaged in misconduct, which is materially injurious to the Company, monetarily or to its reputation or otherwise, or which would damage the Participant's ability to effectively perform his or her duties. The Committee may provide in an Award Agreement that if during the period beginning on the grant date of an Award and continuing through a date that is five years following the later of the exercise or vesting of such Award, the Participant engages in an activity referred to in the preceding sentence, the Participant shall forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

Section 15. General Provisions.

      15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement or otherwise. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

      15.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

      15.3. Compliance with Section 409A of the Code. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with
Section 409A of the Code unless the Committee, at or after the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

      15.4 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

      15.5 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      15.6 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the collection or payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

      15.7 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's or document's effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

      15.8 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, SARs, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

      15.9 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

      15.10 No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

      15.11 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

      15.12 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

      15.13 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

      15.14 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

      15.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

      15.16 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16. Term Of The Plan.

      16.1 Effective Date. The Plan shall be effective as of May 17, 2006 provided it has been approved by the Board and by the Company's shareholders.

      16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

             [PLEASE SEE SUPPLEMENTAL PDF OF PROXY CARD ATTACHED]

                     [CONTENT BELOW REPRESENTS PROXY CARD]


ARC
AMERICAN RETIREMENT
CORPORATION

111 WESTWOOD PLACE
SUITE 200
BRENTWOOD, TN 37027


IMPORTANT NOTICE REGARDING DELIVERY
OF SECURITY HOLDER DOCUMENTS (HH)
AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in had when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by American Retirement Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it to American Retirement Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


123,456,789,012.00000
--->[000000000000]

A/C     1234567890123456789


Page 1 of 2



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:      KEEP THIS PORTION FOR YOUR RECORDS
---------------------------------------------------------------------------------------------------
 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.           DETACH AND RETURN THIS PORTION ONLY
===================================================================================================
AMERICAN RETIREMENT CORPORATION                       02      0000000000      215168033269

  The board of directors recommends that the
  shareholders vote "FOR" all of the director
  nominees and "FOR" the approval of the
  American Retirement Corporation 2006
  Stock Incentive Plan.
                                                     FOR     WITHHOLD    FOR ALL    To withhold authority to vote for any
                                                     ALL     FOR ALL    EXCEPT     individual nominee(s), mark "FOR ALL EXCEPT"
                                                                                   and write the nominee's name on the line below.
                                                     [ ]      [ ]         [ ]
                                                                                   -----------------------------------------------

VOTE ON DIRECTORS

1. Election of Directors: to elect three Class III directors to serve a term of three years;
   01) John C. McCauley, 02) James R. Seward, 03) W.E. Sheriff

VOTE ON PROPOSAL                                                                                        FOR    AGAINST    ABSTAIN
                                                                                                        [ ]      [ ]         [ ]
2. Approval of the American Retirement Corporation 2006 Stock Incentive Plan.

3. To transact such other business as may properly come before the meeting.

Shareholder of record at the close of business on March 29, 2006 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

You can ensure that these shares of common stock are voted at the annual meeting by signing and dated the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your rights to attend the annual meeting and vote in person. Whether or not you plan to attend, we urge you to sign and date the enclosed proxy and return it promptly in the envelope provided.

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
       When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.


For address changes, please check this box and write
them on the back where indicated.                          [ ]            AUTO DATA PROCESSING
                                                                          INVESTOR COMM SERVICES
                                                                          ATTENTION:
                                                                          TEST PRINT
                                                                          51 MERCEDES WAY
                                                                          EDGEWOOD, NY
                                                                          11717


HOUSEHOLDING ELECTION - Please indicate if you
consent to receive certain future investor           YES    NO
communications in a single package per household     [ ]    [ ]                                123,456,789,012
                                                                                                      028913101
                                                                                                             35
                                   |                                                                     |
----------------------------------------------                        ---------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]   Date            P29859           Signature [JOINT OWNERS]            Date

                       ANNUAL MEETING OF SHAREHOLDERS OF


                        AMERICAN RETIREMENT CORPORATION




                                  MAY 17, 2006


                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                           ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.

  \/ Please detach along perforated line and mail in the envelope provided. \/
--------------------------------------------------------------------------------



PROXY                                                                     PROXY

                        AMERICAN RETIREMENT CORPORATION


        This proxy is solicited by the Board of Directors for the Annual
           Meeting of Shareholders of American Retirement Corporation
                   (the "Company") to be held on May 17, 2006.


     The undersigned hereby appoints W.E. Sheriff and George T. Hicks, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown on the reverse side of this proxy at the Annual Meeting of Shareholders of the Company to be held at the Embassy Suites Hotel, Nashville South, 820 Cresent Centre Drive, Franklin, Tennessee 37067, on Wednesday, May 17, 2006 at 11:00 a.m., central time, and any adjournments thereof.

     THESE SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NOT CHOICE IS SPECIFIED, SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL OF THE DIRECTOR NOMINEES AND "FOR" THE APPROVAL OF THE AMERICAN RETIREMENT CORPORATION 2006 STOCK INCENTIVE PLAN.



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ADDRESS CHANGES:

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(If you noted any Address Changes, above, please mark corresponding box on the reverse side.)


             (PLEASE DATE AND SIGH THIS PROXY ON THE REVERSE SIDE.)

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